Exhibit 23.2

CONSENT OF INDEPENDENT AUDITOR

As the independent auditor, we hereby consent to the inclusion in this Registration Statement on Form S-1/A (Amendment No. 7) (No.333-159464), dated January 19, 2010, of our report, dated December 16, 2009, relating to the financial statements of Cavico Vietnam Mining and Construction Joint Stock Company and to the reference to our firm under the caption “experts” appearing in the Prospectus.

/s/ CA&A Consulting and Auditing Co., Ltd. – Hanoi Branch

Hanoi, Vietnam January 19, 2010